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                                                                    Exhibit 99.1

[GORMAN-RUPP LOGO]                                                  NEWS RELEASE
                                                         The Gorman-Rupp Company
                                                               305 Bowman Street
                                                                   P.O. Box 1217
                                                           Mansfield, Ohio 44901
                                                          Telephone 419-755-1011
                                                                Fax 419-755-1233

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GORMAN-RUPP ACQUIRES PUMP COMPANY

Mansfield, Ohio -- February 27, 2002 -- The Gorman-Rupp Company announced the acquisition of American Machine and Tool Company, Inc. ("AMT"), of Royersford, Pennsylvania.

AMT is a manufacturer of off-the-shelf industrial centrifugal pumps. The products are marketed principally through third-party distributor catalogs.

The Gorman-Rupp Company is a manufacturer of pumps and related equipment for water, wastewater, construction, industrial, petroleum, original equipment, agricultural, fire and government applications.

Robert E. Kirkendall
Corporate Secretary
The Gorman-Rupp Company
Telephone (419) 755-1294
EMAIL robertk@gormanrupp.com
American Stock Exchange Symbol (GRC)